Exhibit 99.1

Avalon’s Laboratory Services MSO to Launch Sales of Proprietary FDA-Registered External Male Catheter Device

Device is Approved for Reimbursement by Medicare and is Supported by Several Private Insurance Providers

FREEHOLD, N.J., August 14, 2024 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative cell-based technology, cellular therapy and precision diagnostics, today announced that Laboratory Services MSO, LLC (“LSM”) has begun manufacturing the GeeWhiz External Condom Catheter, a patented, FDA-registered, in-market, male incontinence device. LSM plans to launch its sales of the GeeWhiz External Condom Catheter in the third quarter of 2024. Avalon owns a 40% interest in LSM.

According to Grand View Research, the global male urinary incontinence market size was valued at $6.37 billion in 2022 and is anticipated to grow at a compound annual growth rate (CAGR) of 5.87% from 2023 to 2030. The market is expected to grow steadily due to the increasing prevalence of incontinence, an aging population, and advancements in product technology. This growth reflects a broader awareness and demand for effective management solutions for urinary incontinence among men.

“We are thrilled to introduce the GeeWhiz External Condom Catheter to the market in the anticipated upcoming launch,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare. “The GeeWhiz External Condom Catheter represents a significant advancement in managing male incontinence. Not only is this device FDA-registered and approved for reimbursement by Medicare, but it is also supported by several private insurance providers.”

“The GeeWhiz External Condom Catheter is meticulously engineered to address the needs of men with urinary incontinence and bladder control issues. Its innovative design aims to provide enhanced comfort, security, and ease of use, ultimately improving the quality of life for users. We are confident that this product will meet a critical need in the market and deliver substantial benefits to patients and healthcare providers alike. The anticipated upcoming launch of GeeWhiz underscores our commitment to advancing healthcare solutions and expanding our impact in the medical device industry,” concluded Dr. Jin.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests, including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

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Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Form 8-Ks filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com